Exhibit (j)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectuses and Statement of Additional Information in Post-Effective Amendment No. 95 to the Registration Statement on Form N-1A of Fidelity Municipal Trust: Spartan Short-Intermediate Municipal Income Fund, of our report dated February 10, 2003 on the financial statements and financial highlights included in the December 31, 2002 Annual Report to Shareholders of Spartan Short-Intermediate Municipal Income Fund.

We further consent to the reference to our Firm under the heading "Auditor" in the Statement of Additional Information.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
May 12, 2003